UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):
May 17, 2001

ABATIX CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10194
(Commission File Number)

75-1908110
(I.R.S Employer Identification No.)

ITEM 5. OTHER EVENTS.

The rules of the National Association of Securities Dealers require the Company to have an audit committee composed of at least three independent directors. In addition, the members of the audit committee must be financially literate and at least one member must have a financial background. At the Company’s 2001 Annual Meeting of Stockholders, Eric A. Young was elected to the Board of Directors of the Company.

The Chairman of the Board has also appointed Mr. Young to the audit committee to replace Gary L. Cox who is not independent. The addition of Eric A. Young to the Board of Directors ensures compliance with the National Association of Securities Dealers rules.

In addition to Mr. Young’s financial background as an auditor with Arthur Andersen and as a controller for a publicly traded company, he brings over eleven years of experience in the distribution industry with a focus on strategic issues, sales and marketing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABATIX CORP.

By: /s/ Frank J. Cinatl
____________________________________
Name: Frank J. Cinatl, IV
Title: Vice President and Chief Financial Officer
(Principal Accounting Officer)

Date: May 23, 2001